UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	April 25, 2005

Berkshire Income Realty, Inc
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code		(617) 523-7722

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On or about April 19, 2005, David C. Quade, President and Chief Financial Officer of the Registrant, granted an interview to The Wall Street Transcript. The interview was published in the April 25, 2005 issue of the periodical and was simultaneously posted on the publication's website at www.twst.com. The Registrant paid The Wall Street Transcript $750 solely for the right to provide a copy of the transcript as an exhibit to this Current Report on Form 8-K. The text of the interview is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Exhibit 99.1 attached hereto contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, about the Registrant. These statements involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are the ones listed in the Registrant's periodic reports filed with the Securities and Exchange Commission, including without limitation the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Item 9.01 Financial Statements and Exhibits

(c) Exhibit 99.1	Text of interview with David C. Quade, President and Chief Financial Officer of Berkshire Income Realty, Inc., published by The Wall Street Transcript, on April 25, 2005, which is being furnished pursuant to Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date: April 27, 2005	/s/ David C. Quade
Name: David C. Quade
Title: President and Chief Financial Officer